UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2017
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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
1233 O.G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip code)
(706) 645-1391
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On September 1, 2017, Charter Financial Corporation, a Maryland corporation (“Charter” or the “Company”) and Charter Merger Sub, LLC, a Georgia limited liability company and wholly-owned subsidiary of Charter, completed a merger with Resurgens Bancorp, a Georgia corporation (“Resurgens”), pursuant to the previously announced Agreement and Plan of Merger by and among the Company, Charter Merger Sub, LLC and Resurgens, dated as of June 1, 2017 (the “Merger Agreement”), whereby (1) Charter Merger Sub, LLC merged with and into Resurgens, with Resurgens as the surviving corporation and a wholly-owned subsidiary of Charter, and immediately thereafter, (2) Resurgens merged with and into Charter, with Charter continuing as the surviving corporation (the “Merger”).

Immediately following the Merger, Resurgens Bank, a Georgia state chartered banking institution and a wholly-owned subsidiary of Resurgens, merged with and into CharterBank, a federal savings and loan association and a wholly-owned subsidiary of Charter, with CharterBank surviving the merger and continuing its corporate existence under the name “CharterBank.”

Pursuant to the terms of the Merger Agreement, the Company acquired all of Resurgens' outstanding 1,353,589 shares of common stock and cashed out all outstanding in-the-money stock warrants, in each case based upon a purchase price of $17.00 per share, in an all-cash transaction resulting in a total cash payment to Resurgens shareholders of approximately $25.8 million. Each outstanding share of Charter common stock will remain outstanding and be unaffected by the Merger.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, filed with the Commission on June 1, 2017 and is incorporated into Exhibit 2.1 of this report by reference thereto.

Pursuant to General Instruction F to Current Report on Form 8-K, a press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Charter and Resurgens; the diversion of management time on issues related to the merger; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Charter’s most recent Form 10-K report and to Charter’s most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Charter or Resurgens.

Item 9.01.     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger by and among the Company, Charter Merger Sub, LLC and Resurgens, dated as of June 1, 2017 (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2017, and incorporated herein by reference).

99.1	Press release issued September 1, 2017.
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	September 5, 2017	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer